UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Information Statement
☐ Confidential, for use of the Commission only as permitted by Rule 14c-6(e)(2)
☒ Definitive Information Statement

Carbon Natural Gas Company
(Name of Registrant as Specified in Its Charter)

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Carbon Natural Gas Company
1700 Broadway
Suite 1170
Denver, Colorado 80290
(720) 407-7043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
On June 25, 2013

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Carbon Natural Gas Company (“Carbon” or the “Company”) on June 25, 2013, at 11:00 am, E.D.T., at the offices of Yorktown Energy Partners, L.L.C., 410 Park Avenue, 19th Floor, New York, New York (the “Annual Meeting”).  At the Annual Meeting the Company will submit the following two proposals to its stockholders for approval:

1.	To elect five directors for the ensuing year.

2.	To ratify and approve the appointment of EKS&H LLLP (“EKSH”) as Carbon’s independent registered accounting firm for the year ending December 31, 2013.

The stockholders may also be asked to transact such other business as may properly come before the meeting and at any adjournment thereof.

The discussion of the proposals set forth above is intended only as a summary and is qualified in its entirety by the information contained in the accompanying Information Statement.  Only holders of record of our common stock on April 29, 2013 (the “Record Date”) will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  The Board of Directors (the “Board”) is not soliciting your proxy or consent in connection with the matters discussed above.  Stockholders who wish to vote on the proposals must attend the Annual Meeting and vote in person at the meeting or otherwise designate a proxy to attend the Annual Meeting and vote on their behalf.

Pursuant to Rule 14a-16(a) (and as required by Rule 14c-2) of the regulations of the Securities and Exchange Commission (the “SEC”) and since the Company is making information available through the Internet rather than utilizing the full-set delivery option, this Information Statement must be sent to stockholders at least 40 calendar days prior to the earliest date on which the matters discussed above may take effect.

The Information Statement is being made available on or about May 8, 2013 to stockholders of record as of April 29, 2013, the record date for determining our stockholders eligible to vote at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Patrick R. McDonald
Chief Executive Officer and Director

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE COMPANY’S
INFORMATION STATEMENT FOR THE STOCKHOLDER MEETING TO BE HELD ON
JUNE 25, 2013

The Company’s Information Statement, Annual Report,  and the other meeting materials are available on the Internet at: http://carbonnaturalgas.com/proxy-online/.

Carbon Natural Gas Company
1700 Broadway, Suite 1170
Denver, Colorado  80290

INFORMATION STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 25, 2013

We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy

May 8, 2013

We are furnishing this Information Statement to stockholders of CARBON NATURAL GAS COMPANY (“We” or “Carbon” or the “Company”) in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof.  We will hold the Annual Meeting on June 25, 2013, at 11:00 am (E.D.T.), at the offices of Yorktown Energy Partners, L.L.C., 410 Park Avenue, 19th Floor, New York, New York.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This Information Statement (including the Notice of Annual Meeting of Stockholders) and the information concerning the Company for the fiscal year ended December 31, 2012 (“Annual Report”) (collectively the “Meeting Materials”), are first being made available to stockholders beginning on or about May 8, 2013.  A notice of the Internet Availability of the Meeting Materials (“Notice”) will be mailed to certain stockholders on or about May 13, 2013.  If you received a Notice by mail, you will not receive a printed copy of the Meeting Materials.  Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Meeting Materials.

Voting Securities and Vote Required.

Holders of record of our common stock at the close of business on April 29, 2013 (the “Record Date”) will be entitled to vote on all matters.  On the Record Date, we had 117,395,405 shares of common stock issued and outstanding, which represented our only class of voting securities outstanding.  The holders of shares of our common stock are each entitled to one vote per share.  Cumulative voting is not allowed in the election of directors or any of the proposals being submitted to the stockholders at the meeting.

For the transaction of business at the Annual Meeting a quorum must be present.  A quorum consists of a majority of the shares entitled to vote at the meeting.  In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, the meeting may be adjourned to a future time and date.

Owners of approximately 51% of the voting shares of Carbon’s capital stock have advised Carbon that they intend to vote FOR the proposals presented to the Annual Meeting; consequently, the proposals will be adopted regardless of the votes cast by any other person.  The shares held by such owners also constitute a quorum for the conduct of the meeting.

As to the election of directors under Proposal No. 1 at the Annual Meeting, stockholders will be entitled to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed.  Directors will be elected by a plurality of votes cast at the meeting.

No Dissenters Rights

The proposed corporate actions on which the stockholders are being asked to vote are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the Delaware General Corporation Law (the “DGCL”).

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders at the Annual Meeting.

Meeting Materials

In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Meeting Materials to each stockholder of record, the Company will furnish Meeting Materials to our stockholders on the Internet.  If you received a Notice by mail, you will not receive a printed copy of the Meeting Materials.  Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Meeting Materials. If you would like to receive a printed copy of the Meeting Materials and have not previously requested a paper copy of these materials, you should follow the instructions for requesting such materials included in the Notice.

The expenses of distributing the Notice and of making the Meeting Materials available to the stockholders will be borne by the Company, including expenses in connection with the preparation and mailing of the Notice. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward the Notice to the beneficial owners of the Company’s common stock held of record by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.

As noted above, the Company is not soliciting proxies for the Annual Meeting of Stockholders.  Stockholders who wish to vote must either attend the meeting or on their own accord designate a proxy to attend the Annual Meeting and vote on their behalf.  If you are a stockholder of record, you may vote in person at the Annual Meeting and ballots will be distributed at the meeting.

Forward-Looking Statements

This Information Statement and the Meeting Materials may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Information Statement, our potential business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

  QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

  The following responses to certain questions do not purport to be complete statements of the information in this Information Statement, and are qualified by the more complete information set forth hereinafter.

1.           When and where will the Annual Meeting be held?

As described in the Notice, we will hold the Annual Meeting at the offices of Yorktown Energy Partners, L.L.C., 410 Park Avenue, 19th Floor, New York, New York.  The Annual Meeting is scheduled for June 25, 2013 at 11:00 am, E.D.T.  If you expect to attend the Annual Meeting in person, please call Carbon at (720) 407-7043 to ensure that sufficient accommodations are prepared.

2.           Why is the Annual Meeting being held?

The Annual Meeting is being held so that the Company’s stockholders can consider two proposals for their approval, each of which are more completely described elsewhere in this Information Statement (collectively, the “Proposals”):

Proposal No. 1 asks our stockholders to elect five directors to serve until re-elected at an annual meeting of stockholders, and until their successors have been elected and qualified.

Proposal No. 2 asks our stockholders to ratify and approve the appointment of EKS&H LLLP (“EKSH”) as the Company’s independent registered accounting firm for the year ending December 31, 2013.

In each case, stockholders holding more than a majority of the votes that may be cast at the Annual Meeting have advised us that they intend to vote for Proposals 1 and 2 and, therefore, each of the proposals will be approved regardless of the vote of any other stockholders.

3.           Why are you not soliciting proxies on these matters?

We are not soliciting proxies on the proposals being submitted for stockholder approval because we anticipate that the holders of approximately 51% of the Company’s voting power, will be present at the meeting and will vote FOR each of the proposals.  However, the Company desires to give stockholders an opportunity to attend a meeting to have an opportunity to vote on matters affecting the Company and to have an opportunity to ask questions of the Company’s officers and directors.

4.           Who is entitled to vote on these matters?

Stockholders of record who own shares of our common stock at the close of business on the Record Date are eligible to vote.  Stockholders must be present in person at the Annual Meeting to vote their shares and the Company must be able to verify that each such person is entitled to vote at the Annual Meeting.  Each share of common stock is entitled to one vote.

5.           Why is the Company seeking stockholder approval for the appointment of EKSH for its 2013 fiscal year?

The Company is not required to seek stockholder approval of the independent accounting firm selected by the Board and retained by the Company.  The Company believes EKSH is well qualified to serve as the Company’s independent registered accounting firm.  Also, the Company believes it is good corporate governance to permit the Company’s stockholders to also consider and be given the chance to express their approval or disapproval of the appointment of EKSH.  As such, the Company has elected to seek stockholder approval of the Board’s selection of EKSH as auditor for the fiscal year ending on December 31, 2013.

RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

As of the Record Date, we had 117,395,405 shares of common stock issued and outstanding, which represented our only class of voting securities outstanding.  The holders of shares of our common stock are each entitled to one vote per share.  The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by any persons who beneficially own 5% or greater of the Company’s outstanding capital stock and each person who served as a director and/or an executive officer of the Company on that date, and the number of shares beneficially owned by all of the Company’s directors and executive officers as a group.  The business address for each of the Company’s officers and directors is 1700 Broadway, Suite 1170, Denver, Colorado  80290.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class(2)

5% Stockholders
Yorktown Energy Partners V, L.P. 410 Park Avenue, 19th Floor New York, NY 10022	17,938,309	15.3%
Yorktown Energy Partners VI, L.P. 410 Park Avenue, 19th Floor New York, NY 10022	17,938,309	15.3%
Yorktown Energy Partners IX, L.P. 410 Park Avenue, 19th Floor New York, NY 10022	22,222,222	18.9%
Paul J. Isaac(3) 75 Prospect Avenue Larchmont, New York 10538	13,066,667	11.1%
Austin Marxe and David M. Greenhouse(4) 527 Madison Avenue, Suite 2600 New York, New York 10022	10,888,889	9.3%
RBCP Energy Fund Investments, LP c/o Cadent Energy Partners, LLC 4 High Ridge Park, Suite 303 Stamford, CT 06905	8,153,777	6.9%
Wynnefield Capital(5) 450 Seventh Avenue, Suite 509 New York, New York 10123	6,444,445	5.5%

Name of Beneficial Owner	Amount of Beneficial Ownership(1)	Percentage(2)

Executive Officers and Directors
James H. Brandi, Director (6)	--	*

Bryan H. Lawrence, Director (7)	58,098,840	49.5

Peter A. Leidel, Director (8)	58,098,840	49.5

Patrick R. McDonald, Chief Executive Officer and Director (9)	4,570,620	3.8

Edwin H. Morgens, Director (10)	1,666,667	1.4

Mark D. Pierce, President(11)	107,436	*

Kevin D. Struzeski, Chief Financial Officer, Treasurer and Secretary(12)	637,432	*

All directors and executive officers as a group (seven persons) (13)	65,080,995	54.2
______________________
* less than 1%

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2) Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.  Percentages are rounded to the nearest one-tenth of one percent.

(3) Includes (i) 8,888,889 common stock shares owned by Arbiter Partners QP, L.P., (ii) 2,222,222 common stock shares owned by Isaac Brothers, LLC and (iii) 1,955,556 common stock shares owned by 75 Prospect Partners, LLC, over which Mr. Isaac has voting and investment power.

(4) Consists of (i) 7,555,556 common stock shares owned by Special Situations Fund III QP, L.P. (“SSFQP”), (ii) 2,222,222 common stock shares owned by Special Situations Cayman Fund, L.P. (“SSF Cayman”) and (iii) 1,111,111 common stock shares owned by Special Situations Private Equity Fund, L.P. (“SSFPE”).  MGP Advisers Limited Partnership (“MGP”) is the general partner of SSFQP.  AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to SSF Cayman and the investment adviser to SSFPE.  Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM.  Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.

(5) Includes (i) 2,887,111 common stock shares owned by Wynnefield Partners Small Cap Value, LP I, (ii) 1,997,778 common stock shares owned by Wynnefield Partners Small Cap Value, LP and (iii) 1,559,556 common stock shares owned by Wynnefield Small Cap Value Offshore Fund, Ltd., over which Wynnefield Capital has voting and investment power.

(6) Does not include 160,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(7) Includes (i) 17,938,309 common stock shares owned by Yorktown Energy Partners V, L.P., (ii) 17,938,309 common stock shares owned by Yorktown Energy Partners VI, L.P. and (iii) 22,222,222 common stock shares owned by Yorktown Energy Partners IX, L.P. over which Mr. Lawrence and Mr. Leidel have voting and investment power.  Does not include 160,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(8) Includes (i) 17,938,309 common stock shares owned by Yorktown Energy Partners V, L.P., (ii) 17,938,309 common stock shares owned by Yorktown Energy Partners VI, L.P. and (iii) 22,222,222 common stock shares owned by Yorktown Energy Partners IX, L.P. over which Mr. Lawrence and Mr. Leidel have voting and investment power.  Does not include 160,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(9) Includes (i) 482,704 shares owned by McDonald Energy, LLC over which Mr. McDonald has voting and investment power and (ii) stock purchase warrants held by McDonald Energy, LLC exercisable for 2,446,133 shares of common stock.  Does not include 666,666 and 361,600 shares of unvested restricted stock and performance units, respectively.

(10) Does not include 160,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(11) Does not include 333,333 and 180,800 shares of unvested restricted stock and performance units, respectively.

(12) Includes options exercisable for 163,076 shares of common stock.  Does not include 333,333 and 180,800 shares of unvested restricted stock and performance units, respectively.

(13) The shares over which both Mr. Lawrence and Mr. Leidel have voting and investment power are the same shares and the percentage of total shares has not been aggregated for purposes of these calculations.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The following persons have been nominated by the Board for election to the Company’s Board of Directors:1

James H. Brandi
Bryan H. Lawrence
Peter A. Leidel
Patrick R. McDonald
Edwin H. Morgens

Each of the nominees is a current member of the Board.

The Company’s Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively.

The Company believes that each of the persons nominated for reelection to the Board have the experience, qualifications, attributes and skills when taken as a whole will enable the Board of Directors to satisfy its oversight responsibilities effectively.  With regard to the nominees the following factors were among those considered that led to the Board’s conclusion that each would make valuable contributions to the Board.

Identification of Directors and Executive Officers

As of the Record Date, the names, titles, and ages of the members of the Company’s Board and its executive officers are as set forth in the table below.

Name	Age	Position

Patrick R. McDonald	56	Director, Chief Executive Officer

Mark D. Pierce	59	President

Kevin D. Struzeski	54	Chief Financial Officer, Treasurer and Secretary

James H. Brandi	64	Chairman of the Board, Director

Bryan H. Lawrence	70	Director

Peter A. Leidel	56	Director

Edwin H. Morgens	71	Director

__________________________
1 Since holders of approximately 51% of our voting stock have advised us that they intend to vote for the nominated directors, the nominated directors will be reelected regardless of the votes of any other stockholder.

Executive Officer/Director

Patrick R. McDonald.  Mr. McDonald is Chief Executive Officer of the Company and has been Chief Executive Officer, President and Director of Nytis Exploration (USA) Inc. (“Nytis USA”), the Company’s wholly-owned subsidiary, since 2004.  From 1998 to 2003, Mr. McDonald was Chief Executive Officer, President and Director of Carbon Energy Corporation, an oil and gas exploration and production company which in 2003 was merged with Evergreen Resources, Inc.  From 1987 to 1997 Mr. McDonald was Chief Executive Officer, President and Director of Interenergy Corporation, a natural gas gathering, processing and marketing company which in December 1997 was merged with KN Energy Inc. (NYSE:KNE).  Prior to that he worked as an exploration geologist with Texaco International Exploration Company where he was responsible for oil and gas exploration efforts in the Middle East and Far East.  Mr. McDonald received a Bachelor’s degree in Geology and Economics from Ohio Wesleyan University and a Masters degree in Business Administration Finance from New York University.  Mr. McDonald is the President, Chief Executive Officer and a member of the Board of Directors of Forest Oil Corporation (NYSE:FST) and is Chairman of the Board of Directors of Lone Pine Resources (NYSE/TSX:LPR).  Mr. McDonald is a Certified Petroleum Geologist and is a member of the American Association of the Petroleum Geologists and of the Canadian Society of Petroleum Geologists.

Our Board of Directors believes that Mr. McDonald, as our Chief Executive Officer and as the founder of Nytis USA, should serve as a director because of his unique understanding of the opportunities and challenges that we face and his in-depth knowledge about the natural gas and oil business, and our long-term growth strategies.

Other Directors

The following information pertains to our non-employee directors, their principal occupations and other public company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills.

James H. Brandi.  Mr. Brandi has been a Director of the Company since March 28, 2012 and Chairman of the Board since October of 2012.  Mr. Brandi retired from a position as Managing Director of BNP Paribas Securities Corp., an investment banking firm, where he served from 2010 until late 2011.  From 2005 to 2010, Mr. Brandi was a partner of Hill Street Capital, LLC, a financial advisory and private investment firm.  From 2001 to 2005, Mr. Brandi was a Managing Director at UBS Securities, LLC, where he was the Deputy Global Head of the Energy and Power Group.  Prior to 2001, Mr. Brandi was a Managing Director at Dillon, Read & Co. Inc. and later its successor firm, UBS Warburg, concentrating on transactions in the energy and consumer goods areas.  Mr. Brandi currently serves as a director of Approach Resources Inc. (NASDAQ:AREX) and OGE Energy Corp. (NYSE:OGE).  Mr. Brandi is a trustee of The Kenyon Review and a former trustee of Kenyon College.

Our Board of Directors believes that Mr. Brandi should serve as director and our Chairman because of his experience on the Board of Directors of other public companies, which our Board believes will be beneficial to us as we move forward as a public company.  He also has extensive financial expertise from his 35 year career in investment banking which will be important in his role as Chairman of the Audit Committee and its oversight responsibility regarding the quality and integrity of our accounting and financial reporting process and the auditing of our financial statements.

Bryan H. Lawrence.  Mr. Lawrence has been a Director of the Company since February 14, 2011 and of Nytis USA since 2005.  Mr. Lawrence is a founder and member of Yorktown Partners LLC which was established in September 1990.  Yorktown Partners LLC is the manager of private equity partnerships that invest in the energy industry.  Mr. Lawrence had been employed at Dillon, Read & Co. Inc. since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997.  Mr. Lawrence also serves as a Director of Crosstex Energy, Inc. (NASDAQ:XTEX), Hallador Petroleum Company (OTC:HPCO.OB), Star Gas Partners, L.P. (NYSE:SGU), Approach Resources, Inc. (NASDAQ: AREX) Winstar Resources Ltd. (TSE:WIX) and certain non-public companies in the energy industry in which the Yorktown partnerships hold equity interests.  Mr. Lawrence served as a director of Carbon Energy Corporation and Interenergy Corporation.

Our Board of Directors believes that Mr. Lawrence should serve as a director because of his experience on the Board of Directors of other public companies, which our Board of Directors believes will be beneficial to us as we move forward as a public company, as well as Mr. Lawrence’s relevant business experience in the energy industry and his extensive financial expertise, which he has acquired through his years of experience in the investment banking industry.

Peter A. Leidel.  Mr. Leidel has been a Director of the Company since February 14, 2011 and of Nytis USA since 2005.  Mr. Leidel is a founder and member of Yorktown Partners LLC which was established in September 1990.  Yorktown Partners LLC is the manager of private equity partnerships that invest in the energy industry.  Previously, he was a partner of Dillon, Read & Co. Inc.  He was previously employed in corporate treasury positions at Mobil Corporation and worked for KPMG Peat Marwick and the U.S. Patent and Trademark Office.  Mr. Leidel is a director of Mid-Con Energy Partners, L.P. (NASDAQ:MCEP) and certain non-public companies in the energy industry in which the Yorktown partnerships hold equity interests.  Mr. Leidel served as a director of Carbon Energy Corporation and Interenergy Corporation.  He was a Certified Public Accountant.

Our Board of Directors believes that Mr. Leidel should serve as a director because of his significant knowledge of our industry and his prior experience with our business and his financial expertise, which will be important as our Board of Directors exercises its oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements.

Edwin H. Morgens.  Mr. Morgens has been a director of the Company since May 21, 2012.  Mr. Morgens is Chairman and Co-founder of Morgens, Waterfall, Vintiadis & Company, Inc., a New York City investment firm that he founded in 1967.  Additionally, since 1982 he has served as a director of the Wayside Technology Group, Inc. (NASDAQ:WSTG) and he is a former director of TransMontaigne, Inc., Sheffield Exploration, and Scientific American Magazine Inc. He is currently a trustee of the American Museum of Natural History and emeritus trustee of Cornell University.

Our Board of Directors believes that Mr. Morgens should serve as director because of his current and prior experience on the Board of Directors of other public companies and his extensive financial expertise, which he has acquired through his years of experience in the financial investment advisory industry.

Other Executive Officers

Mark D. Pierce.  Mr. Pierce has been President of the Company since October 2012 and was the general manager and Senior Vice President for Nytis LLC from 2009 to 2012.  From 2005 until 2009, he was Operations Manager for Nytis LLC.  He began his career at Texaco, Inc. in 1975 and worked for 20 years with Ashland Exploration, Inc. (“Ashland”).  At Ashland, he spent 12 years in the production/reservoir engineering area and then moved into the executive level with oversight at various times of marketing, finance, business development, external affairs, operations and land.  His experience includes both domestic and international work.  He is a registered Petroleum Engineer in Kentucky, West Virginia and Ohio.

Kevin D. Struzeski.  Mr. Struzeski was appointed the Company’s Chief Financial Officer, Treasurer and Secretary on February 14, 2011 and has been the CFO, Treasurer and Secretary of Nytis USA since 2005.  From 2003 to 2004, Mr. Struzeski was a Director of Treasury of Evergreen Resources, Inc., and from 1998 to 2003, he was Chief Financial Officer, Secretary and Treasurer of Carbon Energy Corporation.  Mr. Struzeski was also Chief Financial Officer, Secretary and Treasurer of Carbon Energy Canada Corporation.  Mr. Struzeski served as Accounting Manager for Media One Group from 1997 to 1998 and prior to that was employed as Controller for Interenergy Corporation from 1995 to 1997.  Mr. Struzeski is a Certified Public Accountant.

Terms of Office

Our Board of Directors currently consists of five directors, each of whom is elected annually either at an annual meeting of our stockholders or through the affirmative vote of the holders of a majority of the Company’s voting stock.  Each director will continue to serve as a director until such director’s successor is duly elected and qualified or until their earlier resignation, removal or death.

Family Relationships

There are no family relationships between or among any of the current directors or executive officers.

Transactions with Related Persons

The following sets forth information regarding transactions between the Company (and its subsidiaries) and its officers, directors and significant stockholders since January 1, 2012.

Employment Agreements

See the Executive Compensation section of this Information Statement for a discussion of the employment agreements between the Company and Messrs. McDonald, Pierce and Struzeski.

Private Placement of Securities

None.

Director Independence

After the Annual Meeting, it is expected that the Company’s Board will consist of Messrs. Brandi, Lawrence, Leidel, McDonald and Morgens.  The Company utilizes the definition of “independent” as it is set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules.  Further, the Board considers all relevant facts and circumstances in its determination of independence of all members of the Board (including any relationships).  Based on the foregoing criteria, Messrs. Brandi and Morgens are considered to be independent directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors and officers and any persons who own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC.  All directors, officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports files.  Based solely on our review of the copies of Forms 3, 4 and any amendments thereto furnished to us during the fiscal year completed December 31, 2012, and subsequently, we believe that during the Company’s 2012 fiscal year all filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with.

Code of Conduct

The Board of Directors has adopted a Code of Ethics, as defined under the federal securities laws that applies to all directors and officers of the Company.  A copy of the Code of Ethics has been filed with the SEC as Exhibit 14 to the Company’s Annual Report on Form 10-K for 2004.

Meetings of the Board and Committees; Attendance at the Annual Meeting

The Board held four meetings during the fiscal year ended December 31, 2012.  Each director attended all of the meetings either in person or by telephone during the period of their service during 2012 (Mr. Morgens was not appointed to the Board until after the Board’s first meeting).  In addition, regular communications were maintained throughout the year among all of the officers and directors of the Company.

The Company’s last annual meeting of stockholders was held in December 2011.  The Company intends that its annual meeting will hereafter be scheduled to occur during the second quarter of each year.  Directors are encouraged to attend the annual meeting of shareholders.

Stockholder Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, 1700 Broadway, Suite 1170, Denver, Colorado 80290.  The Company’s Secretary will forward communications directly to the appropriate Board member.  If the correspondence is not addressed to a particular member, the communication will be forwarded to a Board member to bring to the attention of the Board.  The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Board Committees

The Board has a standing Audit and Compensation, Nominating and Governance Committee.  The Board has adopted a formal written charter for each of these committees that is available on our website at www.carbonnaturalgas.com.

The table below provides the current composition of each standing committee of our Board:

Name	Audit	Compensation/ Nominating/ Governance
James H. Brandi	X	X
Peter A. Leidel	X	X
Edwin H. Morgens	X	X

The Audit Committee’s primary duties and responsibilities are to assist the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications, performance and independence, management’s effectiveness of internal controls and our compliance with legal and regulatory requirements.  The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation and termination of our independent registered public accounting firm and has the sole authority to approve all audit and permitted non-audit engagement fees and terms.  The Audit Committee is presently comprised of Messrs. Brandi (Chairman), Leidel and Morgens of which Messrs. Brandi and Morgens are independent directors under Nasdaq listing rules.  The Board has determined that Mr. Brandi qualifies as an “audit committee financial expert” as defined by SEC rules.

The Audit Committee was formed on September 27, 2012 and held one meeting during 2012.  Prior to the formation of the Audit Committee, the entire Board as a whole acted as the Company’s Audit Committee.

The Compensation, Nominating and Governance Committee discharges the responsibilities of the Board with respect to our compensation programs and compensation of our executives and directors.  The Compensation, Nominating and Governance Committee has overall responsibility for determining the compensation of our executive officers and reviewing director compensation.  The Compensation, Nominating and Governance Committee is also charged with the administration of our 2011 Stock Incentive Plan.  The Compensation Committee is presently comprised of Messrs. Morgens (Chairman), Brandi and Leidel, each of whom is an outside director for purposes of Section 162(m) of the Internal Revenue Code and a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The other functions of the Compensation, Nominating and Governance Committee is to identify individuals qualified to become directors and recommend to the Board nominees for all directorships, identify directors qualified to serve on Board committees and recommend to the Board members for each committee, develop and recommend to the Board a set of corporate governance guidelines and otherwise take a leadership role in shaping our corporate governance.

In identifying and evaluating nominees for director, the Compensation, Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to us.  In addition, the Compensation, Nominating and Governance Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.”  The Compensation, Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee.  In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Compensation, Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge.  Each director nominee must display high personal and professional ethics, integrity and values and sound business judgment.

The Compensation, Nominating and Governance Committee was formed on September 27, 2012 and held one meeting during 2012.  Prior to the formation of the Compensation, Nominating and Governance Committee, the entire Board as a whole acted as the Company’s Compensation, Nominating and Governance Committee.

Director Compensation

We use a combination of cash and equity incentive compensation in the form of restricted stock to attract and retain qualified and experienced candidates to serve on the Board.  In setting this compensation, our Compensation, Nominating and Governance Committee considers the significant amount of time and energy expended and the skill level required by our directors in fulfilling their duties.  Grants of shares of restricted stock vest upon the earlier of a change in control of the Company or the date a non-management director’s membership on the Board is terminated other than for cause.  We also reimburse expenses incurred by our non-employee directors to attend Board and Board committee meetings.

The following table reports compensation earned by or paid to our non-employee directors during 2012.

Name(1)(2)	Fees Earned or Paid in Cash ($)
James H. Brandi	22,500
Bryan H. Lawrence	-
Peter A. Leidel	-
Edwin H. Morgens	15,000

(1) Mr. McDonald, our Chief Executive Officer, is not included in this table as he is an employee of ours and receives no separate compensation for his services as a director.  The compensation received by Mr. McDonald as an employee is shown below under “Executive Compensation – Summary Compensation Table.”

(2) In 2012, Messrs. Brandi, Lawrence, Leidel and Morgens were each awarded 80,000 restricted shares of our common stock, which represents the aggregate number of unvested restricted stock awards outstanding at December 31, 2012.

Board Nominations by Stockholders

To date, the Board has not adopted a formal procedure by which stockholders may recommend nominees to the Board.  However, any stockholder who desires to submit a nomination of a person to stand for election of directors at the next annual or special meeting of the stockholders at which directors are to be elected must submit a notification of the stockholder’s intention to make a nomination (“Notification”) to Carbon by the date mentioned in the most recent proxy statement or information statement under the heading “Stockholder Proposals” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5, and in that Notification must provide the following additional information to Carbon:

(i)
Name, address, telephone number and other methods by which Carbon can contact the stockholder submitting the Notification and the total number of shares beneficially owned by the stockholder (as the term “beneficial ownership” is defined in SEC Rule 13d-3);

(ii)
If the stockholder owns shares of Carbon’s voting stock other than on the records of Carbon, the stockholder must provide evidence that he or she owns such shares (which evidence may include a current statement from a brokerage house or other appropriate documentation);

(iii)
Information from the stockholder regarding any intentions that he or she may attempt to make a change of control or to influence the direction of Carbon, and other information regarding the stockholder and any other persons associated with the stockholder that would be required under Items 4 and 5 of SEC Schedule 14A were the stockholder or other persons associated with the stockholder to make a solicitation subject to SEC Rule 14a-12(c);

(iv)	Name, address, telephone number and other contact information of the proposed nominee; and

(v)	All information required by Item 7 of SEC Schedule 14A with respect to the proposed nominee, shall be in a form reasonably acceptable to Carbon.

Board Leadership Structure

In October of 2012, Mr. Brandi was appointed to serve as Chairman of the Board and Patrick R. McDonald continued to serve as Chief Executive Officer.

Board’s Role in Risk Oversight

The full Board has responsibility for general oversight of risks facing the Company.  The Board is informed by senior management on areas of risk facing the Company and periodically conducts discussions regarding risk assessment and risk management.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information relating to compensation awarded to, earned by or paid to our Chief Executive Officer, President and Chief Financial Officer, Treasurer and Secretary by the Company during the fiscal year ended December 31, 2012 and for all services rendered in all capacities during the year ended December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)(3)	Total ($)
Patrick R. McDonald Chief Executive Officer (1)	2012 2011	337,500 339,000	21,563 135,000	256,000		129,375		104,677 84,671	849,115 558,671

Mark D. Pierce President	2012 2011	181,296 172,143	75,000	128,000		45,275		25,932 22,576	380,503 269,719

Kevin D. Struzeski Chief Financial Officer, Treasurer and Secretary (1)	2012 2011	213,750 206,544	21,000 115,000	128,000		63,000		67,600 65,521	493,350 387,065

(1)
For the six months ended June 30, 2011, Mr. McDonald and Mr. Struzeski were employees of Nytis Exploration Company and provided service to Nytis USA pursuant to an agreement between Nytis Exploration Company and Nytis USA.  Under this agreement, Nytis USA funded, by way of full reimbursement to Nytis Exploration Company, the cash compensation paid to Mr. McDonald and Mr. Struzeski for services provided to Nytis USA.  The amounts set forth in the “salary”, “bonus” and “all other compensation” columns in the table reflect both the amounts allocated and paid to Mr. McDonald and Mr. Struzeski by Nytis Exploration Company, Nytis USA and the Company.  For the six months ended June 30, 2011 Nytis USA’s portion of Mr. McDonald’s compensation was approximately 71% of his total compensation; Nytis USA’s portion of Mr. Struzeski’s compensation during such time period was approximately 75% of his total compensation. These percentages reflect the amount of time these persons spent in service to Nytis USA.  Although Messrs. McDonald and Struzeski are officers of both companies, these companies do not compete for business; as provided in their respective Certificates of Incorporation, Nytis Exploration Company may not operate in the United States, and Nytis USA operates exclusively in the United States.

(2)	Reflects the full grant date fair value of restricted stock awards granted in 2012 calculated in accordance with FASB ASC Topic 718.

(3)
All Other Compensation in 2012 and 2011 was comprised of (i) unused vacation, (ii) contributions made by the Company or Nytis Exploration Company to its 401(k) plans, (iii) premiums paid on life insurance policies on such employee’s life, and (iv) other taxable fringe benefits.

Narrative Disclosure to Summary Compensation Table

To date, the entire Board of Directors prior to the formation of the Compensation, Nominating and Governance Committee and the Compensation, Nomination and Governance Committee subsequent to its formation has been charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers.  The Company has not yet retained an independent compensation consultant to assist the Company to review and analyze the structure and terms of the Company’s executive officers.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s stockholders;

2.	The Company’s financial resources, results of operations, and financial projections;

3.	Performance compared to the financial, operational and strategic goals established for the Company;

4.	The nature, scope and level of the executive’s responsibilities;

5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and

6.	The executive’s current salary and the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward.  The entire Board of Directors prior to the formation of the Compensation, Nominating and Governance Committee and the Compensation, Nominating and Governance Committee subsequent to its formation is responsible for significant changes to, or adoption of, employee benefit plans.

The Company believes that the compensation environment for qualified professionals in the industry in which we operate is highly competitive.  In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following four components:

●	Base salary;
●	2011 Stock Incentive Plan benefits;
●	Cash bonuses; and
●	Other employment benefits.

Base Salary. Base salary, paid in cash, is the first element of compensation to our officers.  In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. The Board of Directors and the Compensation, Nominating and Governance Committee believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is competitive to compensation that may be paid by competitors for persons of similar abilities.  The Board of Directors and the Compensation, Nominating and Governance Committee believes that base salaries for our executive officers are appropriate for persons serving as executive officers of public companies similar in size and complexity to the Company.

Cash Bonus.  Cash bonuses are a component of our compensation plan.  The Board of Directors and the Compensation, Nominating and Governance Committee believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

Annual bonus payments in 2012 were paid under the provisions of the Carbon Natural Gas Company 2011 Annual Incentive Plan (“Annual Incentive Plan”) whereby fifty percent of annual bonuses were determined at the discretion of the Board taking into consideration the factors listed above and fifty percent of annual bonuses were determined and weighed based upon the performance measures and objectives as follows:

Performance Measure	Weighting	Objective
Total Shareholder Return	25%	7.5% Increase
EBITDA per Debt Adjusted Share Growth	25%	7.5% Increase
Net Total Proved Reserves	25%	7.5% Increase
Net Annual Production Growth	25%	7.5% Increase

In general terms, the Annual Incentive Plan was designed to meet the following objectives:

●	Provide an incentive plan framework that was performance-driven and focused on objectives that were critical to Carbon’s success during the plan period date;
●	Offer competitive cash compensation opportunities to the executive officers and all employees;
●	Incentivize and reward outstanding achievement; and
●	Incentivize the creation of new assets, plays and values.

The Annual Incentive Plan period for annual bonuses paid in 2012 was determined using the plan period dates of July 1, 2011 to December 31, 2011.

In addition, the Annual Incentive Plan provided for a cash bonus pool for all employees.  Once the amount of the bonus pool had been established, awards were allocated by the executive officers to individuals based on their assessment as to individual or group performances.

The employment agreements we have entered into with our executive officers provide that each is eligible to receive a cash bonus.  Such bonuses were considered and determined by the Board of Directors prior to the formation of the Compensation, Nominating and Governance Committee and are now considered and determined by the Compensation, Nominating and Governance Committee.

2011 Stock Incentive Plan Benefits. Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans.  The Company believes that equity based compensation helps align management and executives’ interests with the interests of our stockholders. Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint.  At the present time, we have one equity incentive plan for our management and employees, the 2011 Stock Incentive Plan.  We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.

Other Compensation/Benefits. Another element of the overall compensation is to provide our executive officers various employment benefits, such as the payment of health and life insurance premiums on behalf of the executive officers.  Our executive officers are also eligible to participate in our 401(k) plans on the same basis as other employees and the Company historically has made matching contributions to the 401(k) plan, including for the benefit of our executive officers.

Pursuant to the employment agreements with Messrs. McDonald, Struzeski and Pierce such officers are entitled to certain payments upon termination of employment.  Other than these arrangements, we currently do not have any compensatory plans or arrangements that provide for any payments or benefits upon the resignation, retirement or any other termination of any of our executive officers, as the result of a change in control, or from a change in any executive officer’s responsibilities following a change in control.

Outstanding Equity Awards at December 31, 2012

The following tables sets forth information concerning unexercised stock options, warrants, and unvested restricted stock and performance unit awards, each as held by our executive officers as of December 31, 2012.

OPTION AWARDS(1)
Award Recipient	Option for # of Shares	# Vested	Exercise Price per Share	Date Granted	Expiration

Kevin Struzeski	163,076	163,076	$0.61	3/16/2006	1/1/2016

WARRANT AWARDS(1)
Award Recipient	Option for # of Shares	# Vested	Exercise Price per Share	Date Granted	Expiration

Patrick R. McDonald(2)	2.446,133	2,446,133	$5	5/19/2005	6/1/2015

Former St. Lawrence Seaway Corporation Officers and Directors	250,000	250,000	$1.00	1/10/2007	8/31/2017
	2,696,133	2,696,133

STOCK AWARDS
Award Recipient	Equity Incentive Plan Awards # of Unvested Shares			Market Value of Unvested Shares $(3)
	Restricted Stock		Performance Units

Patrick R. McDonald	1,508,449	(1)		603,380
	400,000		361,600	304,640
	1,908,449		361,600	908,020

Mark D. Pierce	40,769	(1)		16,308
	200,000		180,800	152,320
	240,769		180,800	168,628

Kevin D. Struzeski	407,689	(1)		163,076
	200,000		180,800	152,320
	607,689		180,800	315,396

The following table reflects unvested stock awards held by our executive officers as of December 31, 2012 that have time-based vesting.  These stock awards will vest as follows if the named executive officer has remained in continuous employment through each such date:
Award Recipient	2013	2014	2015	Change of Control

Patrick R. McDonald	133,334	133,333	133,333	1,508,449

Mark D. Pierce	66,667	66,667	66,666	40,769

Kevin D. Struzeski	66,667	66,667	66,666	407,689

The following table reflects unvested performance stock awards held by our executive officers as of December 31, 2012 that have “time-based vesting”.  These stock awards will vest as follows if the named executive officer has remained in continuous employment through each such date:

Change
Award Recipient	of Control

Patrick R. McDonald	361,600

Mark D. Pierce	180,800

Kevin D. Struzeski	180,800
_________________________

(1) Awards made by Nytis USA in years prior to its merger with a wholly-owned subsidiary of the Company (the “Merger”) (at the time of the Merger, the Company was known as St. Lawrence Seaway Corporation) and were assumed as a result of the Merger, the number of shares and the exercise price, when applicable, have been adjusted in line with the exchange ratio of Nytis USA shares for Company shares in the Merger.

(2) Grantee is McDonald Energy LLC, over which Mr. McDonald has voting and investment power.

(3) Reflects the value of unvested shares of restricted stock and performance unit awards held by our executive officers as of December 31, 2012 measured by the closing market price of our common stock on December 31, 2012, which was $.40 per share.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Effective March 30, 2013, Messrs. McDonald, Pierce and Struzeski entered into employment agreements with the Company.  These agreements superseded employment agreements between Messrs. McDonald and Struzeski and Nytis Exploration Company and between Mr. Pierce and Nytis LLC.

The agreement between the Company and Patrick R. McDonald has an “Initial Term” through December 31, 2015, which term shall automatically be extended for successive terms of one-year provided, however, that the Board of Directors may terminate the agreement as of the end of the Initial Term or any additional term by giving written notice of termination at least three months preceding the end of the then current term.  In the event of the termination of Mr. McDonald’s employment, Mr. McDonald is to receive an amount equal to the greater of (i) all base salary and other compensation due under the terms of the agreement over the remainder of the Initial Term or (ii) 150% of his “Compensation,” defined as the arithmetic average of Mr. McDonald’s annual base salary, bonus and other cash compensation for each of the three years prior to the termination and for a period of 24 months from the date of termination, his  medical, dental, disability and life insurance coverage at the same levels of coverage as in effect immediately prior to his termination.  In the event of termination within two years after a change in control of the Company, he is to receive 275% of his Compensation (as defined above).

The agreements between the Company and Messrs. Pierce and Struzeski have an “Initial Term” through December 31, 2015, which term shall automatically be extended for successive terms of one-year provided, however, that the Board of Directors may terminate the agreement as of the end of the Initial Term or any additional term by giving written notice of termination at least three months preceding the end of the then current term.  In the event of the termination of Mr. Pierce’s or Mr. Struzeski’s employment, they would receive an amount equal to the greater of (i) all base salary and other compensation due under the terms of the agreement over the remainder of the Initial Term or (ii) 100% of their respective “Compensation,” defined as the arithmetic average of their annual base salary, bonus and other cash compensation for each of the three years prior to the termination and the cost to provide benefits for a period of 12 months from the date of termination at the same levels of coverage as in effect immediately prior to the date of termination.  In the event of termination within two years after a change in control of the Company, they would receive 200% of their Compensation (as defined above) and 100% of the annual cost to the Company of the benefits provided to Messrs. Pierce and Struzeski.

In connection with entering into the new employment agreements with our executive officers and mindful of the increased duties and responsibilities undertaken by our President and Chief Financial Officer resulting from Mr. McDonald’s concurrent service as CEO of Forest Oil Corporation, the Board acted to reduce Mr. McDonald’s base salary and increase the base salaries of Messrs. Pierce and Struzeski.

Risk/Reward Issues

The Board of Directors does not believe that the current structure of the Company’s compensation policies promotes unnecessary or inappropriate short-term or long-term risks.  The cash compensation paid to the Company’s executive officers consists of fixed salaries and possible performance bonuses.  These performance bonuses (if any) will be granted in hindsight by the Board of Directors based on operational and financial performance.

In the future, the Board may base the vesting of stock options and perhaps cash bonuses on specific performance criteria that will be determined in advance based on the Company’s prior year performance as reflected in its financial statements included within its annual report on Form 10-K.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF
EKS&H LLLP

The Board of Directors has selected the accounting firm of EKSH to serve as our independent registered public accounting firm for the 2013 fiscal year.  We are asking our stockholders to ratify the selection of EKSH as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of EKSH to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

The Board considers EKSH to be well qualified to serve as the independent auditors for the Company.  However, even if the selection is ratified, the Board of Directors in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.  To the Company’s knowledge, a representative from EKSH is not expected to be present at the Annual Meeting.

Fees Billed By Independent Accounting Firm

EKSH billed us aggregate fees in the amount of approximately $157,000 and $287,000 for the fiscal years ended December 31, 2012 and 2011, respectively. These amounts were billed for professional services that EKSH provided for the audit of our annual financial statements, review of the interim consolidated financial statements included in our reports on Forms 10-Q, reviews of registration statements, issuance of consents and letters to underwriters, services performed in conjunction with our private placement of securities , the Merger and the acquisition of assets from The Interstate Natural Gas Company, LLC, and other services typically provided by an auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

Tax Fees

EKSH did not bill us for any tax fees for the fiscal years ended December 31, 2012 and 2011.

All Other Fees

EKSH billed us for permitted, pre-approved information technology support fees of $50,000 and $31,000 for the fiscal years ended December 31, 2012 and 2011, respectively.

OTHER MATTERS

As of the date of this Information Statement, management does not know of any other matters that will come before the Annual Meeting.

ANNUAL REPORT AND ADDITIONAL INFORMATION

Annual Report

Included with this Information Statement (and available on the Internet as stated above) is Carbon’s Annual Report on Form 10-K filed with the SEC on March 29, 2013.

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov.  Our Annual Report on Form 10-K containing the disclosure for the year ended December 31, 2012, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: Corporate Secretary, Carbon Natural Gas Company, 1700 Broadway, Suite 1170, Denver, Colorado  80290; tel: (720) 407-7043.

Delivery Of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, Carbon Natural Gas Company, 1700 Broadway, Suite 1170, Denver, Colorado  80290; tel: (720) 407-7043.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

A copy of our Annual Report on Form 10-K containing the disclosures for the year ended December 31, 2012, as well as the other Materials, will be provided, without charge, to any person to whom this Information Statement is delivered upon written or oral request of such person and by first class mail or other equally prompt means within three business days of such request.

STOCKHOLDER PROPOSALS

Carbon Natural Gas Company expects to hold its next annual meeting of stockholders in June 2014.  Proposals from stockholders intending to be presented at the next Annual Meeting of stockholders should be addressed to Carbon Natural Gas Company, Attention: Corporate Secretary, 1700 Broadway, Suite 1170, Denver, Colorado  80290 and we must receive the proposals by January 15, 2014.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the meeting materials in accordance with applicable law. It is suggested that stockholders forward such proposals by Certified Mail-Return Receipt Requested. After January 15, 2014, any stockholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

CARBON NATURAL GAS COMPANY

 Patrick R. McDonald, Chief Executive Officer